Exhibit 23(a)



                           CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Crestar Financial Corporation:

      We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report refers to changes in accounting for postretirement benefits other than pensions and for income taxes.

                                /S/ KPMG PEAT MARWICK LLP

Richmond, Virginia
September 27, 1994